EXHIBIT 10.74

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of April 27, 2018 (“Execution Date”) by and between Tangiers Global, LLC (“Lender”), a Wyoming limited liability company, and ProGreen US, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

WHEREAS, Borrower previously sold and issued to Lender that certain Convertible Promissory Note dated October 17, 2017 in the original principal amount of $306,804 (the “Note”);

WHEREAS, Borrower has requested that Lender forbear from calling any events of default or otherwise exercising and enforcing its remedies against Borrower with respect to the Transaction Documents (defined below) and Lender has agreed to do so on the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing its remedies under the Note, or any of the other agreements entered into in connection with the transactions contemplated thereby (collectively, the “Transaction Documents”), or under applicable law, until July 16, 2018 (the “Forbearance,” and such period of time Lender has agreed to forbear, the “Forbearance Period”).

3. Maturity Date Extension. Lender hereby agrees to extend the Maturity Date of the Note to July 16, 2018 (the “Extended Maturity Date”).

4. Prepayment Schedule Extension. The Lender hereby agrees to extend the prepayment schedule as follows:

Days Since Execution Date	Prepayment Amount
Under 90	115% of Principal Amount

After 90 days from the Execution Date of this Agreement, the Note may not be prepaid without written consent from Lender, which consent may be withheld, delayed, denied at the Holder’s sole option and absolute discretion. Whenever any amount expressed tobe due by the terms of the Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. If the Note is in default, per Section 2.00(a), the Company may not prepay the Note without written consent of the Holder.

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5. Conversions. Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain from exercising its conversion rights under the Note until July 16, 2018.

6. Forbearance Payments. Contemporaneously with the execution of this Agreement, Borrower covenants and agrees to make a $122,721.60 cash payment to Lender (the “Forbearance Payment”). The Forbearance Payment shall be made by Borrower to Lender via wire transfer of immediately available funds. If the due date for any Forbearance Payment falls on a weekend, the due date will be extended to the next business day. Payment by wire transfer shall be delivered through the following instructions:

Account Name: Tangiers Global, LLC

Bank: Chase

Bank address: 101 W Broadway, Suite 100, San Diego, CA 92101

Account name: Tangiers Global, LLC

Account number: 810137187

Routing number: 322271627

Address: Caribe Plaza Office Building 6th Floor, Palmeras St. #53, San Juan, PR 00901

If the Forbearance Payment is not received by the Lender within three (3) business days of the due date, the Borrower shall be in default of this agreement and the Lender may issue to the Borrower a Notice of Default (the “Notice of Default”). If the Borrower does not cure the default within five (5) business days of the due date, this Agreement shall terminate immediately.

7. Borrower Obligations.

(a) To incude Lender to enter into this Agreement, and as consideration for the terms and conditions contained herein, and concurrently with the execution of this Agreement, Borrower shall issue to the Lender 1,000,000 5 year cashless warrants, exercisable at $.05.

(b) Upon receipt of the Forbearance Payment, Lender hereby agrees that any and all accrued but unpaid interest on the Note shall be considered paid in full.

8. Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of each Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under any Note or the Transaction Documents, as in effect prior to the date hereof.

9. Failure to Comply. Borrower understands that the Forbearance shall terminate immediately upon the earliest occurrence of: (i) any material breach of this Agreement; (ii) the end of the Forbearance Period; or (iii) an Event of Default that occurs after the Execution Date, and that in any such case, Lender may seek all recourse available to it under the terms of the Note, this Agreement, any other Transaction Document, or applicable law.

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10. Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement.

Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Note or any of the other Transaction Documents.

Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

11. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

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12. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be the courts of the State of California. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

14. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

15. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

16. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

17. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, shareholders, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

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18. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

20. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

21. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

22. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Note.

23. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

PROGREEN US, INC.

By:	/s/ Akio Ariura
Name:	Akio Ariura
Title:	Manager

LENDER:

TANGIERS GLOBAL, LLC

By:	/s/ Michael Sobeck
Name:	Michael Sobeck
Title:	Managing Member

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